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                                                                    EXHIBIT 21.1

                                ATMEL CORPORATION
                           SUBSIDIARIES OF REGISTRANT

        The following are the subsidiaries of the Registrant:

        Atmel Acquisitions Corporation, a Delaware corporation
        Atmel Asia Limited, a Hong Kong corporation
        Atmel B.V., a Netherlands corporation
        Atmel Duisburg GmbH, a German corporation
        Atmel ES2 GmbH, a German corporation
        Atmel Finance Inc., a California corporation
        Atmel Finland Development Center OY, a Finnish corporation
        Atmel FSC, Inc., a Barbadian corporation
        Atmel Germany GmbH, a German corporation
        Atmel Grenoble S.A., a French Corporation
        Atmel Helles, a Greek corporation
        Atmel Holding GmbH, a German corporation
        Atmel Holdings LLC, a California limited liability company
        Atmel Italia Srl, an Italian corporation
        Atmel Japan K.K., a Japanese corporation
        Atmel KG, a German limited partnership
        Atmel Korea Pte. Limited, a Korean corporation
        Atmel Nantes S.A., a French corporation
        Atmel Nordic AB, a Swedish corporation
        Atmel North Tyneside Limited, a United Kingdom corporation
        Atmel OY, a Finnish corporation
        Atmel Paris SAS, a French corporation
        Atmel Research, a Cayman Islands corporation
        Atmel Rousset S.A., a French corporation
        Atmel S.A., a French corporation
        Atmel San Jose LLC, a California limited liability company
        Atmel SARL, a French corporation
        Atmel Sarl, a Swiss corporation
        Atmel Singapore Pte. Limited, a Singaporean corporation
        Atmel Smartcard ICS Limited, a United Kingdom corporation
        Atmel Switzerland Sarl, a Swiss corporation
        Atmel Taiwan Limited, a Taiwanese corporation
        Atmel Texas LP, a California limited partnership
        Atmel U.K. Holdings Limited, a United Kingdom corporation
        Atmel U.K. Limited, a United Kingdom corporation
        Atmel Versailles SNC, a French partnership
        Atmel-WM N.A. Corporation, a California corporation
        Dream S.A., a French corporation
        ES2 Limited, a United Kingdom corporation
        ES2 Netherlands B.V., a Dutch corporation
        Facility Service GmbH, a German corporation
        IPITEC Srl, an Italian corporation
        MATRA MHS GmbH, a German corporation
        Temic Hong Kong Limited, a Hong Kong corporation
        Temic Korea Limited, a Korean corporation
        Temic Semiconductors Test Inc., a Philippine corporation
        Temic Semiconductor Singapore PTE Limited, a Singaporean corporation Temic UK Limited, a United Kingdom corporation
        TSPIC Corporation, a Philippine corporation